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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44609 of Western Bancorp (formerly Monarch Bancorp) on Form S-8 of our report dated January 19, 1996 on the statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1995 (such financial statements are not included herein), appearing in this Current Report on Form 8-K/A of Western Bancorp. for the year ended December 31, 1997.


                                                /s/ Deloitte & Touche LLP


Los Angeles, California
April 7, 1998